AMENDMENT TO BUSINESS FINANCING AGREEMENT AND
                        AGREEMENT FOR WHOLESALE FINANCING
                                 by and between
                             ePlus Technology, inc.
                                       and
                 GE Commercial Distribution Finance Corporation


     A.  Whereas,  effective  March  31,  2003,  ePlus  Technology  of PA,  inc.
("Pennsylvania Dealer") and ePlus Technology of NC, inc. ("North Carolina Dealer") were merged with and into ePlus Technology, inc. ("Virginia Dealer") with Virginia Dealer being the surviving legal entity of such mergers.

     B. Whereas, GE Commercial Distribution Finance Corporation (formerly known as Deutsche Financial Services Corporation) ("CDF") finances certain obligations of Virginia Dealer pursuant to a Business Financing Agreement dated August 31, 2000, between Virginia Dealer and CDF, as amended ("Virginia BFA") and (ii) an Agreement for Wholesale Financing between Virginia Dealer and CDF dated August 31, 2000, as amended ("Virginia AWF");

     C.  Whereas,   by  operation  of  law,  Virginia  Dealer  has  assumed  the obligations of Pennsylvania Dealer to CDF under (i) that certain Business Financing Agreement dated February 12, 2001 between Pennsylvania Dealer and CDF, as amended ("Pennsylvania BFA") and (ii) that certain Agreement for Wholesale Financing between Pennsylvania Dealer and CDF dated February 12, 2001, as amended ("Pennsylvania AWF"); and

     D. Whereas, by operation of law, Virginia Dealer has assumed the obligations of North Carolina Dealer to CDF under that certain Agreement for Wholesale Financing dated February 12, 2001 between North Carolina Dealer and CDF, as amended ("North Carolina AWF"); and

     E. Whereas, each of Virginia Dealer and CDF wish to amend the Virginia BFA and Virginia AWF to continue the financing arrangements for Virginia Dealer, subject to certain changes.

     NOW, THEREFORE, in consideration of CDF's willingness to continue its financing arrangement, the parties agree as follows:

     1. Section 2.1 of the Virginia BFA is hereby amended in its entirety to read as follows:

     "2.1 Accounts Receivable Facility. Subject to the terms of this Agreement, CDF agrees to provide to Dealer an Accounts Receivable Facility of Seven Million Dollars ($7,000,000.00); provided, however, that at no time will the principal amount outstanding under the Accounts Receivable Facility and Dealer's inventory floorplan credit facility with CDF exceed, in the aggregate, Thirty-Three Million Dollars ($33,000,000.00). CDF's decision to advance funds will not be binding until the funds are actually advanced."

     In addition, subject to the terms of the Virginia AWF, CDF agrees to provide to Virginia Dealer an inventory floorplan credit facility of Twenty-Six Million Dollars ($26,000,000.00); provided, however, that at no time will the principal amount outstanding under Virginia Dealer's inventory floorplan credit facility with CDF and Virginia Dealer's Accounts Receivable Facility exceed, in

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the aggregate Thirty-Three Million Dollars  ($33,000,000.00).  CDF's decision to advance funds will not be binding until the funds are actually advanced.

     2. Virginia Dealer hereby certifies to CDF and agrees as follows:

     A. On March 31, 2003, documents were signed and sent to the Secretaries of State of the appropriate states to effectuate legal mergers of Pennsylvania Dealer and North Carolina Dealer with and into Virginia Dealer. Virginia Dealer agrees to provide CDF with copies of such documentation as soon as they are available. Virginia Dealer further agrees that it shall be a default under the Virginia AWF and Virginia BFA if the events as described herein are not accurate.

     B. As a result of the mergers of Pennsylvania Dealer and North Carolina Dealer into Virginia Dealer, the Pennsylvania AWF, Pennsylvania BFA and North Carolina AWF are hereby terminated effective immediately. No further advances will be made under any of the foregoing credit facilities.

     C. By operation of law, Virginia Dealer is required to pay, and Virginia Dealer has agreed that it shall pay, the total outstanding balances owing to CDF from each of Pennsylvania Dealer and North Carolina Dealer. All amounts currently due to CDF under each of the Pennsylvania AWF, Pennsylvania BFA and North Carolina AWF shall be payable by Virginia Dealer to CDF in accordance with their terms. Virginia Dealer acknowledges and agrees that the outstanding balances owed to CDF under each of the foregoing credit facilities shall be included when calculating the principal amounts outstanding under Virginia Dealer's Accounts Receivable Facility and inventory floorplan credit facility until such time as those outstanding balances are paid in full.

     D. CDF has and shall have a purchase money security interest in certain of the inventory and equipment formerly owned by Pennsylvania Dealer and North
Carolina Dealer and also a security interest in all inventory, equipment, accounts receivable, chattel paper, general intangibles and all other assets formerly owned by Pennsylvania Dealer and North Carolina Dealer.


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     IN WITNESS WHEREOF,  each of ePlus  Technology,  inc. and CDF have executed this Amendment on this 4th day of April, 2003.


                                    ePlus Technology, inc.
Attest:

                                    /s/ STEVEN J. MENCARINI
                                    --------------------------------------------
                                    Steven J. Mencarini, Chief Financial Officer
/s/ ERICA S. STOECKER
----------------------------
Erica S. Stoecker, Secretary



                                    GE COMMERCIAL DISTRIBUTION
                                    FINANCE CORPORATION

                                    /s/ DAVID MINTERT
                                    --------------------------------------------
                                    David Mintert, Vice President of Operations


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